MERRILL LYNCH MUNICIPAL SERIES TRUST

MUNICIPAL INTERMEDIATE TERM FUND

FILE # 811-4802

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
12/12/2005	Puerto Rico Municipal Finance Agency 5.25% 7/1/16	730,835,000	1,000,000	Banc of America Morgan Stanley Ramirez & Co Citigroup Corp Goldman Sachs JP Morgan Lehman Brothers Merrill Lynch Raymond James Wachovia Bank
12/16/2005	New York City 5% 5.00% 8/1/17	850,000,000	5,000,000

Lehman Brothers

Bear, Stearns & Co. Inc.

Citigroup Corporate

Morgan Stanley

UBS Financial

M.R. Beal

First Albany Capital

Goldman, Sachs & Co.

J.P. Morgan Securities

Merrill Lynch & Co.

Ramirez & Co., Inc.

Roosevelt & Cross, Inc.

Apex Pryor

Banc of America

Commerce Capital

RBC Capital Markets

A.G. Edwards & Sons,

Jackson Securities, LLC

Janney Montgomery Scott

Loop Capital Markets

Popular Securities,

Prager, Sealy & Co.,

Raymond James

Wachovia Bank

2/2/2006	Rhode Island St Economic Dev	184,620,000	4,000,000	UBS Securities Bear, Stearns Citigroup Global Banc of America Goldman, Sachs J.P. Morgan Merrill Lynch Jackson Sec Ramirez & Co
3/30/2006	Massachusetts Bay Transportation	224,890,000	5,000,000

UBS Securities

Bear Stearns

Lehman Brothers

Morgan Stanley

Raymond James

Siebert Brandford

Banc of America

Citigroup Global

Corby Capital

Goldman Sachs

J.P. Morgan

M.R. Beal

Merrill Lynch

RBC Capital Mkts

Oppenheimer & Co.

4/12/2006	Palm Coach FLA	138,335,000	1,450,000	Citigroup Global Markets Jackson Securities Janney Montgomery Merrill Lynch Morgan Stanley
4/21/2006	Board of Regents University Tex	560,885,000	3,640,000

UBS Securities

Morgan Stanley

Citigroup Global

E.J. De La Rosa

First Albany Capital

Goldman Sachs

Jackson Sec

J.P. Morgan

Loop Capital

Merrill Lynch

Morgan Keegan

Piper Jaffray

Siebert Brandford Shank

Southwest Sec.